SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                        Act of 1934.

  Date of report (Date of earliest event reported) May 16, 1997

               Commission File Number 33-43989

                  THE E. W. SCRIPPS COMPANY
   (Exact name of registrant as specified in its charter)




     Ohio                                           31-1223339
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification Number)

 312 Walnut Street
  Cincinnati, Ohio                                       45201
(Address of principal executive offices)               (Zip Code)

 Registrant's telephone number, including area code:  (513)977-3000

                          Not Applicable
   (Former name, former address and former fiscal year, if
                 changed since last report.)

             INDEX TO THE E. W. SCRIPPS COMPANY

        CURRENT REPORT ON FORM 8-K DATED MAY 16, 1997



Item No.                                             Page


  5       Other Events                                3

On May 16, 1997 The E. W. Scripps Company ("Company") reached an agreement to acquire six newspapers, one television station and one radio station from Harte-Hanks Communications ("Harte-
Hanks").

The transaction will be structured as:

     A tax-free "Morris Trust" transaction with an
     approximate value between $605 million and $625 million. In a Morris Trust transaction the Company will issue Class A Common stock to Harte-Hanks shareholders valued at between $425 million and $605 million, depending upon the amount of debt assumed by the Company. The Company has agreed to assume a maximum of $200 million in debt, in which case the total consideration would be approximately $625 million.
     The total consideration would be approximately $605 million
     for an all-stock transaction.   The exact number of shares
     issued will be determined by the total consideration and the trading price of the Company's shares within a "collar" range of $32.72 and $40.

     Or the Company will pay approximately $775 million in cash to Harte-Hanks if a Morris Trust transaction is not feasible due to the outcome of pending federal legislation.

The companies expect to determine the structure of the transaction by December 31, 1997.

The Company's board has authorized the repurchase of up to the maximum number of Class A Common shares that could be issued in a Morris Trust transaction. The company intends to purchase shares in the open market from time to time, depending upon market conditions.

The transaction is expected to result in approximately 5 percent dilution to the company's earnings during the first year of ownership.

The Company's board has also granted the Edward W. Scripps Trust (the "Trust") an option to buy whatever number of shares is required for the Trust to maintain majority ownership of the Company's Class A Common Stock. The trustees of the Trust have asked an Ohio probate court for a declaratory ruling confirming that the Trust is required to hold only a majority of the Common Voting shares of the Company and not a majority of the Class A shares. The number of Class A shares issued in a Morris Trust transaction would dilute the Trust's ownership of Class A shares below 50%. The Trust's option is exercisable only if a Morris Trust transaction is completed, and in that event the option expires one year following an adverse ruling by the court or six months following completion of the Company's stock repurchase program, whichever comes later.



                                  SIGNATURES

Pursuant to the requirements of the Security and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  THE E. W. SCRIPPS COMPANY



Dated:  June 5, 1997              By:  /s/ D. J. Castellini

                                           D. J. Castellini
                                           Senior Vice President,
                                           Finance & Administration